U.S. GEOTHERMAL INC. REPORTS FIRST SIX MONTHS 2016 RESULTS
AND REAFFIRMS 2016 GUIDANCE

Highlights

  Fifteenth straight quarter of positive EBITDA and Cash Flow From Operations
  Began drilling at Raft River Project to increase plant output
  Began drilling at San Emidio II and El Ceibillo to advance resource development confirmation

BOISE, IDAHO August 9, 2016 – U.S. Geothermal Inc. (the “Company”) (NYSE MKT: HTM), a leading and profitable renewable energy company focused on the development, production, and sale of electricity from geothermal energy, announced today its financial and operating results for the six months ending June 30, 2016 (the “First Six Months”), reaffirmed guidance for 2016, and highlighted notable achievements for the three months ending June 30, 2016 (the “Second Quarter”). This earnings release should be read in conjunction with US Geothermal’s financial statements, and management’s discussion and analysis (“MD&A”), which are available on the Company’s website at www.usgeothermal.com and have been posted at the U.S. Securities and Exchange Commission website at www.sec.gov and on SEDAR at www.sedar.com.

Summary for the First Six Months of 2016 Financial Results:	Six months Ended June 30
(in millions, except per share amounts)
	2016	2015

Operating Revenue	$14.17	$14.34
EBITDA	$5.74	$6.59
Adjusted EBITDA*	$7.29	$7.35
Net Income	$0.80	$1.22
Net Income, As Adjusted*	$1.49	$1.52
Net Income Attributable to US Geothermal	$(0.34)	$0.50
Per Share	$(0.00)	$0.00
Net Income Attributable to US Geothermal, As Adjusted*	$0.35	$0.80
Per Share, As Adjusted*	$0.00	$0.01

* Refer to Appendix for further detail on EBITDA, Adjusted EBITDA, and Net Income, As Adjusted.

Website: www.usgeothermal.com	NYSE MKT: HTM

Operating Revenue for the First Six Months was $14.17 million, compared to $14.34 million for the prior year period. Adjusted EBITDA for the First Six Months was $7.29 million, compared to $7.35 million for the prior year period, while EBITDA was $5.74 million for the First Six Months compared to $6.59 million for the prior year. Net Income (as adjusted) for the First Six Months was $1.49 million, compared to $1.52 million in the prior year period. Net Income for the First Six Months was $0.80 million, compared to $1.22 million in the prior year period. Net Income attributable to US Geothermal (as adjusted) for the First Six Months was $0.35 million, or $0.00 per share, compared to $0.80 million, or $0.01 per share in the prior year period. Net Income attributable to US Geothermal for the First Six Months was ($0.34) million, or ($0.00) per share, compared to $0.50 million, or $0.00 per share in the prior year period. The year over year difference is driven largely by certain financial costs that we do not expect to recur, consisting of financial advisory services and enhanced marketing activities. Revenues were negatively impacted by a forced outage that occurred at San Emidio and a production pump failure that occurred at Raft River.

“Our power plants and well fields continue to perform admirably. Excluding a forced outage at San Emidio and a production pump breakdown at Raft River, our generation would have been 3% greater than the same period last year” said Dennis Gilles, Chief Executive Officer. “Unfortunately our Net Income was also negatively impacted by onetime expenses associated with financial advisory and marketing services engaged to enhance our share valuation.”

Full Year 2016 Guidance (Consolidated)*:
(in millions)

Operating Revenue	$29 – 34
Adjusted EBITDA	$15 – 19
EBITDA	$14 – 18
Net Income, As Adjusted	$4 – 8

Full Year 2016 Guidance (Attributable to US Geothermal)*:
(in millions)

Adjusted EBITDA	$9 – 12
Net Income, As Adjusted	$1 – 4

* Guidance figures represent Current Operating Power Plants only. Refer to Appendix for further detail of EBITDA, Adjusted EBITDA, and Net Income, As Adjusted.

Development Projects Update

  Received draft Generator Interconnection Agreement from Nevada Energy for the 10 MW San Emidio II expansion, increasing San Emidio interconnection allowed from 16 MW to 19.9 MW.
  Drilled second production leg on well RRG-2 at Raft River which could add up to 3 MW to project generation.
  Drilling started on production size well at El Ceibillo in Guatemala to test resource.
  Deepened two existing temperature gradient wells into observation wells for reservoir testing at San Emidio II encountering resource that is 40°F hotter than existing resource.
  Selected by the Department of Energy for a $1.5 million grant for Crescent Valley and San Emidio to advance the resource evaluation through identification and validation of new subsurface signals with planned drill testing of results.
U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

NOTABLE HIGHLIGHTS AND ACHIEVEMENTS FOR SECOND QUARTER 2016 INCLUDE

Operations:
-	Achieved average availabilities for the Second quarter for each plant (excluding planned maintenance hours) as follows: Neal Hot Springs – 99.0%, Raft River – 97.6%, and San Emidio – 84.7%.
-	Generated fleet wide total 68,880 megawatt-hours for the period, as compared to 72,947 megawatt-hours in the prior year.
-	Generation during the quarter was negatively impacted by:
	o	Failure of the RRG-2 production pump at Raft River. Well remained out of service until planned redrill that started June 23. (2,242 megawatt-hours lost production for the quarter)
o

Failure of the main refrigerant HP pump and HP relief valve at San Emidio. Plant output was limited to ~70% until pump and valve could be replaced. (4,142 megawatt-hours lost production for the quarter)

Strategic:
-	Completed drilling the second leg on Raft River well RRG-2, to increase the overall power plant production. Currently testing well for production pump sizing.
-	Increased outreach and market visibility
-	Nominated two additional independent directors to our Board of Directors
-	Submitted proposal to shareholders proposing share consolidation

Cash Management:
-	Obtained new $20 million debt financing at 5.8%.
-	Paid off remaining $0.9 million balance on the 7.5% note.
-	Ended the First Six Months with $243.4 million in Total Assets, Cash and Cash Equivalents of $18.3 million, and Restricted Cash of $30.3 million.

Conference Call

U.S. Geothermal Inc. will host a telephone conference call for investors and analysts on Wednesday, August 10th, 2016 at 1:00 p.m. ET (10:00 a.m. PT) to discuss their First Six Months 2016 results, which were filed after the Market Close on Tuesday August 9th, 2016.

The conference call may be accessed by dialing (877) 407-8133 in the United States and Canada, or (201) 689-8040 internationally. A simultaneous webcast of the conference call will be provided through: http://www.investorcalendar.com/IC/CEPage.asp?ID=175227.

Please visit our Website at: http://www.usgeothermal.com

About U.S. Geothermal Inc.:

U.S. Geothermal Inc. is a leading and profitable renewable energy company focused on the development, production and sale of electricity from geothermal energy. The company is currently operating geothermal power projects Neal Hot Springs, Oregon, San Emidio, Nevada and Raft River, Idaho for a total power generation of approximately 45 MWs. The company is also developing an additional 90 MW’s of projects at: the Geysers, California; a second phase project at San Emidio, Nevada; at Crescent Valley, Nevada; and the El Ceibillo project located near Guatemala City, Guatemala. US Geothermal’s growth strategy is to reach 200 MWs of generation by 2020 through a combination of internal development and strategic acquisitions.

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
Saf Dhillon - Investor Relations
U.S. Geothermal Inc.
Tel: 208-424-1027
Fax: 208-424-1030
saf@usgeothermal.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Readers are cautioned to review the risk factors identified by the company in its filings with US and Canadian securities agencies. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the future operating or financial performance of U.S. Geothermal, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; interpretation of the results of well tests; project development; resource megawatt capacity; capital expenditures; timelines; strategic plans; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from U.S. Geothermal's expectations include the uncertainties involving the availability of financing in the debt and capital markets; uncertainties involved in the interpretation of results of well tests; the need for cooperation of government agencies in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction; unexpected cost increases, which could include significant increases in estimated capital and operating costs; and other risks and uncertainties disclosed in U.S. Geothermal's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities and in other U.S. Geothermal reports and documents filed with applicable securities regulatory authorities from time to time. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The NYSE MKT does not accept responsibility for the adequacy of this release.

(see appendix below)

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

APPENDIX

The below table summarizes revenues for 2016 and 2015, and reflects seasonality by quarter of our generation and corresponding revenues.

Operating Revenue by Quarter:	Q1	Q2		Q3		Q4
(in millions)

2016	$8.50	$5.66	$	tbd	$	tbd
2015	$8.47	$5.86		$6.93		$9.94

RECONCILIATION OF TERMS:

The following tables provide a reconciliation of the EBITDA, EBITDA Adjusted, and Net Income Adjusted; presented for both the Consolidated financials as well as Attributable to US Geothermal only (consolidated less minority interest).

EBITDA is calculated as net income before interest, income taxes, depreciation and amortization, and is not a measurement of financial performance or liquidity under generally accepted accounting principles in the United States. EBITDA is presented as a metric commonly used by securities analysts, investors and other interested parties in the evaluation of a company’s ability to service and/or incur debt.

Adjusted EBITDA reflects EBITDA adjusted to exclude discretionary exploration costs, non-cash stock compensation as well as the value assigned to stock options granted, and write-off of discontinued exploration activities and other large non-recurring items.

Net Income, As Adjusted reflects Net Income before Tax and other large non-recurring items and is provided to support year over comparisons. The Company recognized a Deferred Tax Asset starting in 2015, and though tax amounts are now reflected in our Financials as required by GAAP, any current tax obligation is offset by a reduction in the recognized Deferred Tax Asset.

CONSOLIDATED:

First Six Months Financial Results (Consolidated):	Six months Ended June 30
(in millions)	2016	2015

Net Income	$0.80	$1.22
Interest	$1.98	$1.93
Income Taxes Expense	$(0.21)	$0.30
Depreciation & Amortization	$3.17	$3.14
EBITDA	$5.74	$6.59
Exploration costs, Stock based comp.	$0.65	$0.76
Non-recurring – Financial Advisory and Marketing Fees	$0.90	$0.00
Adjusted EBITDA	$7.29	$7.35

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

Full Year Guidance (Consolidated):	2016
(in millions)

Net Income	$2.5 – 6.5
Income Taxes Expense	$1.0
Interest	$3.6
Depreciation & Amortization	$6.5
EBITDA	$13.6 – 17.6
Exploration costs, Stock based compensation, and Non-recurring	$1.7
Adjusted EBITDA	$15.3 – 19.3

Net Income, As Adjusted (Consolidated):	Six months Ended June 30
(in millions, except per share amounts)	2016	2015

Net Income	$0.80	$1.22
Income Taxes Expense	$(0.21)	$0.30
Non-recurring – Financial Advisory and Marketing Fees	$0.90	$0.00
Net Income, As Adjusted	$1.49	$1.52

ATTRIBUTABLE TO US GEOTHERMAL (Consolidated less Minority Interests):

First Six Months Financial Results (Attributable to US Geothermal):	Six months Ended June 30
(in millions)	2016	2015

Net Income	$(0.34)	$0.50
Interest	$1.65	$1.59
Income Taxes Expense	$(0.21)	$0.30
Depreciation & Amortization	$1.63	$1.67
EBITDA	$2.73	$4.06
Exploration costs, Stock based comp.	$0.65	$0.76
Non-recurring – Financial Advisory and Marketing Fees	$0.90	$0.00
Adjusted EBITDA	$4.28	$4.82

Full Year Guidance (Attributable to US Geothermal):	2016
(in millions)

Net Income	$0.1 – 2.6
Income Taxes Expense	$1.0
Interest	$3.0
Depreciation & Amortization	$3.4
EBITDA	$7.5 – 10.0
Exploration costs, Stock based compensation, and Non-recurring	$1.7
Adjusted EBITDA	$9.2 – 11.7

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

Net Income, Attributable to US Geothermal, As Adjusted	Six months Ended June 30
(in millions, except per share amounts)	2016	2015

Net Income Attributable to US Geothermal	$(0.34)	$0.50
Income Taxes Expense	$(0.21)	$0.30
Non-recurring – Financial Advisory and Marketing Fees	$0.90	$0.00
Net Income Attributable to US Geothermal, As Adjusted	$0.35	$0.80
Per Share, As Adjusted	$0.00	$0.01

For 2016 Net Income, As Adjusted, and Net Income Attributable to US Geothermal, As Adjusted, along with Adjusted EBITDA and Adjusted EBITDA, Attributable to US Geothermal were impacted by a one-time non-recurring expense of:

Non-recurring Expenses
o	Financial Advisory and related costs of $0.75 million
o	Enhanced marketing program cost of $0.15 million

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com